August 20, 2013

Northern Lights Fund Trust

80 Arkay Drive

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 520 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 520 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 520 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

EXHIBIT A

1.

13D Activist Fund

2.

Adaptive Allocation Fund

3.

Altegris Equity Long Short Fund

4.

Altegris Fixed Income Long Short Fund

5.

Altegris Future Evolution Strategy Fund

6.

Altegris Macro Strategy Fund

7.

Altegris Managed Futures Strategy Fund

8.

Altegris Multi-Strategy Alternative Fund

9.

Ascendant Balanced Fund

10.

Ascendant Diversified Income & Growth Fund

11.

Ascendant Natural Resources Fund

12.

Ascendant Natural Resources Master Fund

13.

Patriot Fund

14.

Astor Active Income ETF Fund

15.

Astor S.T.A.R. ETF Fund

16.

Astor Long/Short ETF Fund

17.

BTS Bond Asset Allocation Fund

18.

BTS Diversified Income Fund

19.

BTS Tactical Fixed Income Fund

20.

Bandon Isolated Alpha Fixed Income Fund

21.

Beech Hill Total Return Fund

22.

Biondo Focus Fund

23.

Biondo Growth Fund

24.

CMG Global Equity Fund

25.

CMG Managed High Yield Fund

26.

CMG SR Tactical Bond Fund

27.

CMG Tactical Equity Strategy Fund

28.

CWC Small Cap Aggressive Value Fund

29.

Chadwick & D’Amato Fund

30.

Changing Parameters Fund

31.

Diversified Risk Parity Fund

32.

The Collar Fund

33.

The Currency Strategies Fund

34.

Eagle MLP Strategy Fund

35.

EAS Crow Point Alternatives Fund

36.

The FX Strategy Fund

37.

GMG Defensive Beta Fund

38.

Generations Multi-Strategy Fund

39.

Ginkgo Multi-Strategy Fund

40.

The Giralda Fund

41.

Grant Park Managed Futures Strategy Fund

42.

Investment Partners Opportunities Fund

43.

Iron Horse Fund

44.

KCM Macro Trends Fund

45.

Leader Short-Term Bond Fund

46.

Leader Total Return Fund

47.

Makefield Managed Futures Strategy Fund

48.

MutualHedge Frontier Legends Fund

49.

Navigator Equity Hedged Fund

50.

Navigator Duration Neutral Bond Fund

51.

PSI Market Neutral Fund

52.

PSI Total Return Fund

53.

PSI Strategic Growth Fund

54.

PSI Tactical Growth Fund

55.

PTA Comprehensive Alternatives Fund

56.

Pacific Financial Alternative Strategies Fund

57.

Pacific Financial Balanced Fund

58.

Pacific Financial Core Equity Fund

59.

Pacific Financial Explorer Fund

60.

Pacific Financial Faith & Values Based Conservative Fund

61.

Pacific Financial Faith & Values Based Moderate Fund

62.

Pacific Financial Faith & Values Based Aggressive Fund

63.

Pacific Financial Flexible Growth & Income Fund

64.

Pacific Foundational Asset Allocation Fund

65.

Pacific Financial International Fund

66.

Pacific Financial Strategic Conservative Fund

67.

Pacific Financial Tactical Fund

68.

Power Dividend Index Fund

69.

Power Income Fund

70.

Princeton Futures Strategy Fund

71.

Probabilities Fund

72.

Quantitative Managed Future Strategy Fund

73.

RPG Premium Emerging Markets Sector Fund

74.

SCA Absolute Return Fund

75.

SCA Directional Fund

76.

Sandalwood Opportunity Fund

77.

Sierra Core Retirement Fund

78.

Sierra Strategic Income Fund

79.

SouthernSun Small Cap Fund

80.

SouthernSun U.S. Equity Fund

81.

Toews Hedged Commodities Fund

82.

Toews Hedged Emerging Markets Fund

83.

Toews Hedged Growth Allocation Fund

84.

Toews Hedged High Yield Bond Fund

85.

Toews Hedged International Developed Markets Fund

86.

Toews Hedged Large-Cap Fund

87.

Toews Hedged Small & Mid Cap Fund

88.

Toews Unconstrained Fixed Income Fund

89.

TransWestern Institutional Short Duration Government Bond Fund

90.

Wade Tactical Long Short Fund

91.

Zeo Strategic Income Fund